MPS Explores Alternatives to Move Forward With Constructing the Maine Power Connection

PRESQUE ISLE, ME -- (Marketwire - January 15, 2009) - Officials at Maine Public Service Company (MPS), a subsidiary of Maine & Maritimes Corporation (NYSE Alternext US: MAM), and Central Maine Power Company (CMP) have requested that the Maine Public Utilities Commission (MPUC) defer further action in the Maine Power Connection (MPC) case for 90 days while they consider various options for formulating the transmission line project. MPS and CMP (the "Project Sponsors") originally requested authorization on July 1, 2008 (Docket No. 2008-256) to build a 200-mile 345 kV transmission line and related substations to enable development of wind generation projects and connect northern Maine to the New England electricity transmission grid. Based on recent developments and preliminary system impact studies results, the Project Sponsors are now considering several alternatives, which include:

     1.) Revisiting the physical scope of the MPC Project; and

     2.) Pursuing alternatives to the market efficiency transmission upgrade model which might include a participant-funded
         approach such as has recently been proposed by Northeast
         Utilities and NSTAR, FERC Docket No. EL09-20-000

The Project Sponsors intend to file a report with the MPUC on or before March 31, 2009, describing their efforts.

In addition, Aroostook Wind Energy, LLC ("AWE"), a developer of a wind energy project expected to interconnect to the MPC transmission line, filed a letter with the MPUC, reporting that AWE wished to stop further system impact studies associated with its interconnection request and indicating that changes in the wholesale power market have rendered it uneconomic for them to invest in transmission infrastructure. However, the letter also states that AWE intends to continue its efforts to develop a wind generating facility in Maine.

According to Brent Boyles, President and CEO of MAM, "We continue to seek authorization to build the MPC transmission line in order to promote the development of renewable generation in northern Maine. We are particularly optimistic about the number of developers siting wind projects in our area and throughout Maine, and AWE's stated commitment to continue its development efforts. We are also encouraged by President-elect Obama's call for the development of new transmission infrastructure which promotes the development of renewable resources."

About Maine & Maritimes Corporation:

Maine & Maritimes Corporation (NYSE Alternext US: MAM) is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility serving approximately 36,000 electricity customer accounts in northern Maine. MAM is also the parent company of MAM Utility Services Group, an unregulated wholly-owned US subsidiary which focuses on such areas as transmission infrastructure to support wind generation, utility asset maintenance contracts, and other utility-related services. Corporate headquarters are located in Presque Isle, Maine, and the corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

MAM-G = General Releases

For More Information Contact:
Virginia R. Joles
Director of Communications
Board Relations and Economic Development
Tel: 207-760-2418
www.maineandmaritimes.com